EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Buscar Company:

We consent to the inclusion in the foregoing Registration Statement on Form S-1 of our report dated July 14, 2016, relating to our audits of the balance sheets of Buscar Company as of March 31, 2016 and March 31, 2015, and the related statements of operations, changes in stockholders' deficit, and cash flows for the years then ended.

We also consent to the reference to us under the caption "Experts" in the Registration Statement.

/s/ Anton & Chia, LLP

Newport Beach, California

July 28, 2016